As filed with the Securities and Exchange Commission on June 1, 2001 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             ArthroCare Corporation
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                             94-31808312
(State or Other Jurisdiction of                               (IRS Employer
 Incorporation or Organization)                           Identification Number)

                            ----------------------

                            595 North Pastoria Ave
                          Sunnyvale, California 94086
          (Address of Principal Executive Offices including Zip Code)

                            ----------------------

                ArthroCare Corp. 1999 Nonstatutory Option Plan
                           (Full Title of the Plan)

                            ----------------------

                                 Michael Baker
                     President and Chief Executive Officer
                               ArthroCare Corp.
                            595 North Pastoria Ave
                          Sunnyvale, California 94086
                                (408) 736-0224

                            ----------------------

         (Name and Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                            ----------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                 CALCULATION OF REGISTRATION  FEE
------------------------------------------------------------------------------------------------------------------------------------

                                                                           Proposed          Proposed
                                                                            Maximum           Maximum            Amount Of
            Title Of                                     Amount            Offering          Aggregate          Registration
        Securities To Be                                 To Be             Price Per          Offering              Fee
           Registered                                Registered (1)        Share (2)         Price (2)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.001 per share (3)             200,000            $22.25            $4,450,000         $1,112.50
------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for 200,000 shares based on the average ($22.25) high ($22.80) and low ($21.70) prices for the Registrant's Common Stock as reported on the Nasdaq National Market on May 30, 2001.
(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Stockholder's Rights Agreement, will include a Preferred Share Purchase Right. Prior to the occurrence of certain events, the Preferred Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

Proposed sale to take place as soon after the effective date of the Registration Statement as options or stock purchase rights granted under the 1999 Nonstatutory Option Plan are exercised.
================================================================================

                                 Total Pages 9
                            Exhibit Index on Page 5

                                     PART I

     The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").


                                    PART II

     On February 27, 2001, the Registrant filed with the SEC a Registration Statement on Form S-8 relating to shares of common stock to be offered and sold under the ArthroCare Corporation 1999 Nonstatutory Option Plan (File No. 333-56284). Pursuant to General Instruction E of Form S-8, the contents of such Registration Statement are hereby incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.


Item 8.   Exhibits
          --------

     See Index to Exhibits on page 5.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 1, 2001.


                                        ARTHROCARE CORP.


                                    By: /s/ Michael Baker
                                        -----------------------------
                                        Michael Baker, President and Chief
                                        Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael Baker and Christine Hanni, and each of them, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                                           Title                               Date
---------------------------------  ---------------------------------------  ----------------------------
/s/ Michael Baker                  President, Chief Executive Officer                June 1, 2001
---------------------------------  (Principal Executive Officer) and
Michael Baker                      Director

/s/ Christine Hanni                Vice-President and Chief Financial                June 1, 2001
---------------------------------  Officer (Principal Financial and
Christine Hanni                    Accounting Officer)

/s/ Annette J. Campbell-White      Director                                          June 1, 2001
---------------------------------
Annette J. Campbell-White

                                   Director
---------------------------------
C. Raymond Larkin, Jr.

                                   Director
---------------------------------
John S. Lewis

/s/ Robert R. Momsen               Director                                          June 1, 2001
---------------------------------
Robert R. Momsen

/s/ Hira Thapliyal                 Director                                          June 1, 2001
---------------------------------
Hira Thapliyal

                               INDEX TO EXHIBITS

EXHIBIT
-------
 4.1*          1999 Nonstatutory Option Plan

 4.2           Amendment to 1999 Nonstatutory Option Plan

 5.1           Opinion of Latham & Watkins

23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2           Consent of Latham & Watkins (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to this Registration Statement)

---------

* Incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 333-56284).